Exhibit 99.1

CD&R Makes Non-Binding Proposal to Acquire Cornerstone Building Brands

CARY, NC – February 14, 2022 – Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products in North America, acknowledges receipt of a non-binding, best and final proposal from funds affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”) to acquire all of the Company’s outstanding shares of common stock that CD&R does not already own for $24.65 in cash per share. CD&R, in the aggregate, is currently the beneficial owner of approximately 49% of the Company’s outstanding shares of common stock. The board of directors of the Company (the “Board”) previously formed a special committee of independent directors (the “Special Committee”) to evaluate and consider any potential or actual proposal from CD&R and any other alternative proposals or other strategic alternatives that may be available to the Company.

The Company cautions its stockholders and others considering trading in its securities that there can be no assurance that any definitive agreement will result from the proposal submitted by CD&R or that any transaction will be consummated in connection therewith. The Company and the Special Committee do not currently intend to comment further about this proposal unless and until a specific transaction is recommended by the Special Committee to, and approved by, the Board.

A copy of CD&R’s proposal letter, dated February 13, 2022, is available as an exhibit to CD&R’s statement of beneficial ownership on Schedule 13D/A as publicly filed today with the Securities and Exchange Commission.

Advisors

Centerview Partners LLC is serving as financial advisor to the Special Committee.

About Cornerstone Building Brands, Inc.
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and repair and remodel markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multichannel distribution platform and expansive national footprint includes more than 20,000 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and environmental, social and governance (ESG) responsibility are embedded in our culture. We are committed to contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Relations

Tina Beskid
Vice President, Finance and Investor Relations
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, those relating to whether any definitive offer will be made, whether the definitive offer will be accepted and approved, whether any agreement will be executed, or whether this or any other transaction will be consummated. In addition to these factors, we encourage you to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the SEC, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements set forth in this document. The Company expressly disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

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